UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2010 (May 7, 2010)

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2010, Susquehanna Bancshares, Inc. (the “Company”) held its annual meeting of shareholders. Matters voted on by shareholders included (1) the election of eight directors to the Company’s Board of Directors, (2) the approval, in an advisory vote, of the Company’s executive compensation, and (3) the ratification of the Company’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010. Each matter was described in detail in the Company’s 2010 Proxy Statement the was sent to shareholders and filed with the SEC on March 26, 2010. The results of the shareholders’ votes are reported below:

1. With respect to the election of directors, the following directors were elected by the indicated votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Anthony J. Agnone, Sr.	48,006,010	3,390,600	16,390,253
Wayne E. Alter, Jr.	47,991,168	3,405,442	16,390,253
Bruce A. Hepburn	47,959,093	3,437,517	16,390,253
Donald L. Hoffman	49,289,934	2,106,676	16,390,253
Scott J. Newkam	49,301,000	2,095,610	16,390,253
Christine Sears	49,030,078	2,336,532	16,390,253
James A. Ulsh	49,133,235	2,263,375	16,390,253
Roger V. Wiest, Sr.	48,159,334	3,237,276	16,390,253

2. With respect to the approval, in an advisory vote, of the Company’s executive compensation, the votes were as follows:

For	Against	Abstain
51,582,497	14,935,563	1,268,803

3. With respect to the ratification of the Company’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010, the votes were as follows:

For	Against	Abstain
66,705,207	728,185	353,471

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/S/ DREW K. HOSTETTER
Drew K. Hostetter
Executive Vice President and Chief Financial Officer

Dated: May 12, 2010